As filed with the Securities and Exchange Commission on March 21, 2019

Registration No. 333-226975

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AGILITI, INC.

(Exact name of registrant as specified in its charter)

Delaware	7350	83-1608463
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439-2604
Telephone: (952) 893-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lee M. Neumann
Senior Vice President, General Counsel and Corporate Secretary
6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439-2604
Telephone: (952) 893-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ana Sempertegui
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Approximate date of commencement of proposed sale to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-4 (as further amended, the “Registration Statement”) of Agiliti, Inc. (“Agiliti”) filed with the Securities and Exchange Commission to register 155,273,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), in connection with the business combination (the “Business Combination”) between Federal Street Acquisition Corp. and Agiliti Holdco, Inc. The Registration Statement was declared effective on October 10, 2018.

At the closing of the Business Combination, Agiliti sold, under the Registration Statement, an aggregate of 41,569,292 shares of Agiliti Common Stock, including shares issuable upon exercise of options to purchase shares of Common Stock and warrants to purchase shares of Common Stock. Pursuant to Agiliti’s undertaking to remove from registration by means of a post-effective amendment any securities registered for issuance that remain unsold at the termination of the offering, Agiliti is filing this Post-Effective Amendment to deregister the 113,703,708 shares that were not sold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 21st day of March, 2019.

Agiliti, Inc.

By:	/s/ Lee M. Neumann
Name: Lee M. Neumann
Title: Senior Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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